EXHIBIT A
JOINT FILING AGREEMENT
The undersigned agree that this Tenth Amendment dated March 30, 2010, relating to Argyle Security, Inc., shall be filed on behalf of the undersigned.

MEZZANINE MANAGEMENT FUND IV A, L.P.
By:	/s/ Dudley R. Cottingham
	Name:	Dudley R. Cottingham
	Title:	Authorized Signatory

MEZZANINE MANAGEMENT FUND IV COINVEST A, L.P.
By:	/s/ Dudley R. Cottingham
	Name:	Dudley R. Cottingham
	Title:	Authorized Signatory

MEZZANINE MANAGEMENT LIMITED
By:	/s/ Dudley R. Cottingham
	Name:	Dudley R. Cottingham
	Title:	Authorized Signatory